Stephen W. White
FORM 4 ATTACHMENT - EXHIBIT 99
TRANSACTION DETAIL


Common Stock	11/26/2008	S	37	D	40.96
Common Stock	11/26/2008	S	100	D	40.96
Common Stock	11/26/2008	S	663	D	40.98
Common Stock	11/26/2008	S	235	D	40.98
Common Stock	11/26/2008	S	1128	D	40.98